UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2010

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-8519

Ohio	31-1056105
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Shareholders of Cincinnati Bell Inc. (the “Company”) held on May 4, 2010, the shareholders elected each of the Company’s nominees for director to serve a one-year term until the 2011 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Shareholders also ratified the Audit and Finance Committee’s appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The table below shows the voting results:

	For	Withheld	Broker Non-Votes
Election of Directors**
Bruce L. Byrnes	161,809,756	5,222,060	14,178,662
Phillip R. Cox	159,324,086	7,707,730	14,178,662
Jakki L. Haussler	163,875,932	3,155,884	14,178,662
Mark Lazarus	163,945,775	3,086,041	14,178,662
Craig F. Maier	161,724,489	5,307,327	14,178,662
Alex Shumate	161,679,626	5,352,190	14,178,662
Lynn A. Wentworth	164,352,246	2,679,570	14,178,662
John M. Zrno	161,219,133	5,812,683	14,178,662

**	Jack Cassidy, an incumbent director, is serving the remainder of a three-year term that expires at the 2011 Annual Meeting of Shareholders.

	For	Against	Abstentions
Ratification of Deloitte & Touche LLP	179,692,178	766,187	752,113

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Dated: May 6, 2010